Exhibit 10.2

AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of July 15, 2013 (this “Agreement”), is between American Realty Capital – Retail Centers of America, Inc., a Maryland corporation (the “Company”), and American Realty Capital Retail Advisor, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company desires to avail itself of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth.

WHEREAS, the Company and the Advisor entered into that certain Advisory Agreement, dated as of March 17, 2011, (as amended, the “Original Advisory Agreement”).

WHEREAS, the Company and the Advisor desire to amend and restate the Original Advisory Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Article 1
Definitions

The following defined terms used in this Agreement shall have the meanings specified below:

“Acquisition Expenses” means any and all expenses, excluding the Acquisition Fees, incurred by the Company, the Advisor or any Affiliate of either in connection with the consideration, investigation, selection, evaluation, acquisition or development of any Investment, whether or not acquired or originated, as applicable, including legal fees and expenses, travel and communications expenses, brokerage fees, costs of appraisals, nonrefundable option payments on Investments not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fees” means the fee payable to the Advisor pursuant to Section 8.1 plus all other fees and commissions, excluding Acquisition Expenses, paid by any Person to any Person in connection with making or investing in any Investment or the purchase, development or construction of any Property by the Company.  Included in the computation thereof shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.  Excluded in the computation thereof shall be Development Fees and Construction Fees paid to Persons not Affiliated with the Advisor in connection with the actual development and construction of a Property.

“Advisor” has the meaning set forth at the head of this Agreement.

“Affiliate” means, with respect to any Person, any of the following: (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person; (ii) any other Person directly or indirectly owning, controlling, or holding with the power to vote 10% or more of the outstanding voting securities of such Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee, or general partner; (iv) any other Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such Person; and (v) any executive officer, director, trustee, or general partner of such Person. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (A) the entity owns 10% or more of the voting equity interests of such program or (B) a majority of the board of directors (or equivalent governing body) of such program is composed of Affiliates of the entity.  The term “Affiliated” shall have a meaning correlative thereto.

“Agreement” has the meaning set forth in the preamble, and such term shall include any amendment or supplement hereto from time to time.

“Articles of Incorporation” means the charter of the Company, as the same may be amended from time to time.

“Average Invested Assets” has the meaning set forth in the Articles of Incorporation.  For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Asset Management Fee” shall have the meaning set forth in Section 8.2.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” means American Realty Capital – Retail Centers of America, Inc.

“Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

“Contract Purchase Price” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Investment.

“Dealer Manager” means (i) Realty Capital Securities, LLC, a Delaware limited liability company, or (ii) any successor dealer manager to the Company.

“Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the Property, either initially or at a later date.

“Director” means a director of the Company.

 “Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Effective Date” means the date upon which the Registration Statement for the Company’s initial public offering is declared effective by the Securities and Exchange Commission.

“Excess Amount” has the meaning set forth in Section 9.2(A).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Expense Year” has the meaning set forth in Section 9.2(A).

“Financing Coordination Fee” shall have the meaning set forth in Section 8.5.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“GAAP” means accounting principles generally accepted in the United States as currently in effect.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“include,” “included,” “including” and “such as” are to be construed as if followed by the phrase “without limitation.”

“Independent Director” shall have the meaning set forth in the Articles of Incorporation.

“Insourced Acquisition Expenses” means Acquisition Expenses incurred in connection with services performed by the Advisor or any of its Affiliates, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs.

“Investment” or “Investments” means any investment or investments by the Company or the Partnership, directly or indirectly, in Properties, Loans or other Permitted Investments.

“Joint Venture” means any joint venture, limited liability company or other entity through which the Company directly or indirectly owns, in whole or in part, any Investments.

“Lincoln” shall have the meaning set forth in Article 3.

“Listing” means the listing of the Common Stock on a national securities exchange, or the inclusion of the Common Stock for trading in the over-the-counter-market.

“Loans” means mortgage loans and other types of debt financing investments made by the Company, either directly or indirectly, including through ownership interests in a Joint Venture or other entity, and including mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans.

“Market Check” means an analysis comparing (a) the amount of Insourced Acquisition Expenses paid in the previous calendar year to the Advisor or any of its Affiliates with (b) the projected amount of Acquisition Expenses for the following calendar year assuming that a

Person other than the Advisor or its Affiliates performs substantially similar services for a substantially similar amount of Investments.

“MGCL” means the Maryland General Corporation Law, as amended from time to time.

“NAREIT FFO” means funds from operations, or FFO, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as revised in February 2004 and as modified by NAREIT from time to time.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“Net Income” means, for any period, the total revenues of the Company applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, that Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.

“Notice” has the meaning set forth in Section 15.1.

“Offering” means the public offering of Shares pursuant to a Prospectus.

“Operating Expenses” means all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company or to Company business, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, bad loan reserves, impairments of value, and mark-to-market losses, (v) incentive fees paid in compliance with Section IV.F. of the NASAA REIT Guidelines and (vi) Acquisition Fees and Acquisition Expenses (including Financing Coordination Fees), real estate commissions on resale of property, property management fees, and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (other than commissions on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

“Organization and Offering Expenses” means all expenses incurred by or on behalf of the Company in connection with or in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, whether incurred before, on or after the date of this Agreement, which may include total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); any expense allowance granted by the Company to the underwriter or any reimbursement of expenses of the underwriter by the

Company; expenses for printing, engraving and mailing; compensation of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

“Original Advisory Agreement” has the meaning set forth in the recitals.

“Oversight Fee” shall have the meaning set forth in Section 8.3.

“Partnership” means American Realty Capital Retail Operating Partnership, L.P., a Delaware limited partnership formed to own and operate Investments on behalf of the Company.

“Permitted Investments” means all investments (other than Properties and Loans) in which the Company acquires an interest, either directly or indirectly, including through ownership interests in a Joint Venture or other entity, pursuant to the Articles of Incorporation, Bylaws and the investment objectives and policies adopted by the Board from time to time, other than short-term investments acquired for purposes of cash management.

“Person” has the meaning set forth in the Articles of Incorporation.

“Property” or “Properties” means any real property or properties transferred or conveyed to the Company or any subsidiary of the Company or the Partnership, either directly or indirectly, and/or any real property or properties transferred or conveyed to a Joint Venture or partnership in which the Company is, directly or indirectly, a co-venturer or partner.

“Property Manager” means an entity that has been retained to perform and carry out at one or more of the Properties property management services, excluding Persons retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Registration Statement” means the registration statement filed by the Company with the SEC pursuant to the Securities Act on Form S-11, as amended from time to time, in connection with an Offering.

“Real Estate Commission” shall have the meaning set forth in Section 8.4.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means (i) any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Investment that gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the direct or indirect interest of the Company in any Joint Venture or other entity in which it, directly or indirectly, has an interest; or (C) any Joint Venture or other entity (in which the Company, directly or indirectly, has an interest) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Investment or portion thereof, including any event with respect to any Investment that gives rise to insurance claims or condemnation awards, but (ii) not including any transaction or series of transactions specified in clause (i) (A), (i) (B), or (i) (C) above in which the proceeds of such transaction or series of transactions are reinvested by the Company, directly or indirectly, in one or more Investments within 180 days thereafter.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Shares” means the shares of beneficial interest or of common stock of the Company of any class or series, including Common Stock, that has the right to elect the Directors of the Company.

“Soliciting Dealers” means broker-dealers who are members of FINRA or that are exempt from broker-dealer registration, and who, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

 “Targeted Assets” means a portfolio consisting of: (i) existing anchored, stabilized core retail properties, including power centers, lifestyle centers, grocery-anchored shopping centers with a purchase price in excess of twenty million dollars ($20,000,000) and other need-based shopping centers (not less than sixty-five percent (65%) by value) which are located in the United States and at least eighty percent (80%) leased at the time of acquisition; (ii) existing grocery-anchored shopping centers (up to twenty percent (20%) by value), the purchase price of which is twenty million dollars ($20,000,000) or less; (iii) existing enclosed mall opportunities for de-malling and reconfiguration into an open air format (up to twenty percent (20%) by value) which are located in the United States; and (iv) real estate-related debt and investments (up to fifteen percent (15%) by value) secured by, or which represent a direct or indirect interest in, the assets described in clauses (i) - (iii).

“Termination” means the termination of this Agreement in accordance with Articles 13 hereof.

“Termination Date” means the date of termination of the Agreement determined in accordance with Article 13 hereof.

“2%/25% Guidelines” has the meaning set forth in Section 9.2(B).

Article 2
Appointment

The Company hereby appoints the Advisor to serve as its advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

Article 3
Duties of the Advisor

The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its assets.  The Advisor undertakes to use its commercially reasonable efforts to present to the Company potential investment opportunities in Targeted Assets and to provide the Company with a continuing and suitable investment program in Targeted Assets consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  Subject to the limitations set forth in this Agreement, including Article 4 hereof, consistent with the provisions of the Articles of Incorporation and Bylaws and the continuing and exclusive authority of the Board over the supervision of the Company, the Advisor shall, either directly or by engaging Lincoln Retail REIT Services, LLC, a Delaware limited liability company (“Lincoln”), or another third party, perform the following duties:

3.1
Organizational and Offering Services.  The Advisor shall perform all services related to the organization of the Company or any Offering or private sale of the Company’s securities, other than services that (i) are to be performed by the Dealer Manager, (ii) the Company elects to perform directly or (iii) would require the Advisor to register as a broker-dealer with FINRA, the SEC or any state.

3.2	Acquisition and Disposition Services. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(A)	Serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Properties, investment objectives and policies;

(B)
Subject to the investment objectives and policies of the Company: (a) locate, analyze and select potential Investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Targeted Assets and other Investments will be made; (c) acquire, originate and dispose of Targeted Assets and other Investments on behalf of the Company (including through Joint Ventures); (d) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Targeted Assets and other Investments; (e) select Joint Venture partners and structure corresponding agreements; and (f) enter into leases, service contracts and other agreements for Targeted Assets and other Investments;

(C)	Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(D)	Prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Board of the Company to evaluate the proposed investments;

(E)	Obtain reports, where appropriate, concerning the value of the Properties;

(F)	Deliver to, or maintain on behalf of the Company, copies of all appraisals obtained in connection with the Properties;

(G)	Negotiate and execute approved investments and other transactions, including acquisitions of Targeted Assets and other Investments; and

(H)
Consult with the Company’s officers and the Board and provide assistance with the evaluation and approval of potential Investment dispositions, sales and refinancing, including reports to the Board regarding the foregoing.

3.3	Asset Management Services. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(A)
Investigate, select and, on behalf of the Company, engage and conduct business with (including enter contracts with) and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, security investment advisors, mortgagors, the registrar and the transfer agent, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(B)	Monitor applicable markets and obtain reports where appropriate, concerning the value of the Properties;

(C)
Monitor and evaluate the performance of each of the Properties and the Company’s overall portfolio of Properties and perform and supervise the various management and operational functions related to the Properties;

(D)
Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, investment, improvement, financing and refinancing, marketing, leasing and disposition of Investments on an overall portfolio basis;

(E)
Consult with the Company’s officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company;

(F)	Engage a Property Manager for each of the Properties;

(G)	Coordinate and manage relationships between the Company and any co-venturers or partners; and

(H)
Negotiate and service the Company’s debt facilities and other financings and negotiate on behalf of the Company with banks or other lenders for debt facilities to be made to the Company and its subsidiaries; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company.

3.4	Accounting and Other Administrative Services. The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(A)	Provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

(B)	From time to time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement;

(C)
Make reports to the Company each quarter of the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly;

(D)
Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(E)	Provide financial and operational planning services;

(F)
Maintain accounting and other record-keeping functions at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency;

(G)	Maintain and preserve all appropriate books and records of the Company;

(H)	Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters;

(I)	Provide the Company with all necessary cash management services;

(J)	Deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with Investments;

(K)	Manage and coordinate with the transfer agent the monthly dividend process and payments to Stockholders;

(L)	Consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(M)	Consult with the Company’s officers and the Board and assist the Board in evaluating various liquidity events when appropriate;

(N)
Provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including compliance with the Sarbanes-Oxley Act of 2002;

(O)	Consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(P)
Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002;

(Q)	Notify the Board of all proposed material transactions before they are completed; and

(R)	Do all things necessary to assure its ability to render the services described in this Agreement.

3.5     Stockholder Services.  The Advisor shall (or shall retain other Persons to (but shall remain responsible to the Company)):

(A)    Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

(B)    Oversee the performance of the transfer agent and registrar;

(C)    Establish technology infrastructure to assist in providing Stockholder support and service; and

(D)    Consistent with Section 3.1, perform the various subscription processing services reasonably necessary for the admission of new Stockholders.

3.6    Other Services.  Except as provided in Article 7, the Advisor shall perform any other services reasonably requested by the Company (with the consent of a majority of the Independent Directors).

Article 4
Authority of the Advisor

4.1
General.  All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor.  The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company or a third party as it may deem appropriate.  Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement or the Articles of Incorporation.

4.2
Powers of the Advisor.  Subject to the express limitations set forth in this Agreement, to the continuing and exclusive authority of the Board over the supervision of the Company, and to the right of the Advisor to delegate its responsibilities pursuant to Section 4.1, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

4.3
Approval by the Board.  Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company without the prior approval of the Board or duly authorized committees thereof if the Articles of Incorporation or the MGCL require the prior approval of the Board.  The Advisor will deliver to the Board all documents required by it to evaluate a proposed investment (and any related financing).

4.4
Modification or Revocation of Authority of Advisor.  The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

Article 5
Bank Accounts

The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve; provided, that no funds shall be commingled with the funds of the Advisor.  The Advisor shall upon request render appropriate accountings of such collections and payments to the Board and the independent auditors of the Company.

Article 6
Records and Financial Statements

The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded.  Such books and records shall be the property of the Company and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement.  The Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity.  All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall liaise with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Company so requests.

Article 7
Limitation on Activities

Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action that, in its sole judgment made in good faith, would (i) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code (unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders), (ii) subject the Company to regulation under the Investment Company Act of 1940, as amended, (iii) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its other securities, (iv) require the Advisor to register as a broker-dealer with the SEC or any state, or (v) violate the Articles of Incorporation or Bylaws.  In the event an action that would violate (i) through (v) of the preceding sentence but such action has been ordered by the Board, the Advisor shall notify the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

Article 8
Fees

8.1    Acquisition Fees.

(A)
The Company shall pay an Acquisition Fee to the Advisor or its Affiliates as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of Investments.  The total Acquisition Fee payable to the Advisor shall equal one percent (1.0%) of the Contract Purchase Price of the Investment.  The amount actually paid or allocated for an Investment held through a Joint Venture shall equal the sum of (x) the product of (i) the amount actually paid or allocated to fund, or the amount advanced for, the acquisition, origination, development, construction or improvement of the Investment, as applicable, by the Joint Venture and (ii) the direct or indirect ownership percentage of the Joint Venture held directly or indirectly by the Company or the Partnership and (y) any expense of the Company associated with such Investment.  For purposes of this section, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Partnership, without regard to classification of such equity interests.  The Advisor shall submit an invoice to the Company, accompanied by a computation of the Acquisition Fee at or prior to the closing of the acquisition.  The Company shall pay to the Advisor the Acquisition Fee at the closing of the Investment and shall cover services rendered by the Advisor or its Affiliates until such time as a letter of intent to purchase such Investment has been submitted to the seller by the Advisor and the Advisor has presented a detailed investment memorandum to the Board of Directors for approval.  In addition, if during the period ending two years after the close of the initial Offering, the Company sells an Investment and then reinvests in other Investments, the Company will pay to the Advisor or its Affiliates one percent (1.0%) of the Contract Purchase Price of the Investments.

(B)

a.
The total of all Acquisition Fees, Financing Coordination Fees and Acquisition Expenses payable in connection with the Company’s total portfolio of Investments and reinvestments, if any, shall be reasonable and shall not exceed an amount equal to four and one half percent (4.5%) of the Contract Purchase Price of the Company’s total portfolio of Investments or four and one half percent (4.5%) of the amount advanced for Company’s total portfolio of Investments; provided, however, that once all the proceeds from the initial Offering have been fully invested, the total of all Acquisition Fees and Financing Coordination Fees shall not exceed one and one-half percent (1.5%) of the Contract Purchase Price of all the Investments acquired.

b.
In accordance with the Articles of Incorporation, the total of all Acquisition Fees, Financing Coordination Fees and Acquisition Expenses payable in connection with any Investment or any reinvestment shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the Contract Purchase Price of the Investment or four and one-half percent (4.5%) of the amount advanced for any Investment; provided, further, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

8.2
Asset Management Fee.  The Company shall pay an Asset Management Fee to the Advisor as compensation for services rendered in connection with the management of the Company’s assets in an amount equal to 0.75% per annum of Average Invested Assets; provided, however, that the Asset Management Fee shall be reduced by any Oversight Fee payable to the Advisor, such that the aggregate Asset Management Fee and the Oversight Fee do not exceed 0.75% per annum of the Average Invested Assets. The Asset Management Fee is payable on the first business day of each month for the respective current month in the amount of 0.0625% of Average Invested Assets as of such date. The Advisor shall submit an invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable month. The Asset Management Fee to be paid for a month will be reduced by the average monthly amount that NAREIT FFO, as adjusted, during the six months ending on the last day of the calendar quarter immediately preceding the date that such Asset Management Fee is payable is less than the Distributions declared with respect to such six month period; provided, however, that the asset management fee will not be reduced below the following amounts: (i) six months after the Effective Date of the Offering, .35%; (ii) twelve months after the Effective Date of the Offering, .65% and (iii) beginning eighteen months after the Effective Date of the Offering, no reduction. For purposes of this determination, NAREIT FFO, as adjusted, is NAREIT FFO adjusted to (i) include acquisition fees and related expenses which is deducted in computing NAREIT FFO; and (ii) include non-cash restricted stock grant amortization, if any, which is deducted in computing NAREIT FFO.

8.3
Oversight Fee.  The Company shall pay the Advisor an Oversight Fee equal to one percent (1.0%) of the gross revenues from Properties managed by any Person that is not an Affiliate of the Advisor.  The Oversight Fee is payable quarterly in advance, on January 1, April 1, July 1 and October 1.  The Advisor shall submit an invoice to the Company, accompanied by a computation of the Oversight Fee for the applicable quarter.

8.4
Real Estate Commission.  In connection with a Sale of a Property in which the Advisor or any Affiliate or agent of the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor a Real Estate Commission equal to two percent (2.0%) of the Contract Sales Price of such Property, but in no event shall the Real Estate Commission exceed one-half of the total brokerage commission paid by the Company if it pays a brokerage commission in addition to the Real Estate Commission; provided, however, that in no event may the sum of the Real Estate Commission and such brokerage commissions exceed the lesser of six percent (6.0%) of the Contract Sales Price and a Competitive Real Estate Commission.  The Advisor shall submit an invoice to the Company, accompanied by a computation of the Real Estate Commission at or prior to the closing of the Sale.  The Company shall pay to the Advisor the Real Estate Commission at the closing of the Sale.

8.5
Financing Coordination Fee.  The Company shall pay a Financing Coordination Fee to the Advisor in connection with the financing of any Investment, assumption of any loans with respect to any Investment or refinancing of any loan in an amount equal to one percent (1.0%) of the amount made available and/or outstanding under any such loan, including any assumed loan.  In no event will the aggregate Acquisition Fees and Financing Coordination Fees, at the time that the net proceeds of the Offering are fully invested or at any time thereafter, exceed, in the aggregate, one and a half percent (1.5%) of the aggregate Contract Purchase Price of all of the Properties acquired by the Company.  The Advisor shall submit an invoice to the Company, accompanied by a computation of the Financing Coordination Fee at or prior to the closing of the financing.  The Company shall pay to the Advisor the Financing Coordination Fee at the closing of the financing.

8.6	Limitation on Insourced Acquisition Expenses.

(A)
The total of all Insourced Acquisition Expenses with respect to any Investment shall initially be fixed at, and shall not exceed, 0.50% of the Contract Purchase Price of the Investment or 0.50% of the amount advanced for an Investment, which the Company shall pay to the Advisor or its Affiliate at the closing of each Investment. For the avoidance of doubt, no payment in respect of Insourced Acquisition Expenses shall be made unless the Advisor or its Affiliates shall have performed services related to selecting, evaluating and acquiring an Investment, regardless of whether such Investment is ultimately acquired.

(B)
The total of all Insourced Acquisition Expenses for any calendar year shall initially be fixed at, and shall not exceed, 0.50% of the Contract Purchase Price of the Investments acquired during such period or 0.50% of the amounts advanced for the Investments made during such period (to be prorated for any partial calendar year); provided, however, within a reasonable period of time following the end of each such calendar year, the Company shall perform a Market Check and provide the results thereof to the Advisor within a reasonable period of time and, if the result of the Market Check is that the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of properties were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year is lower than the amount of Insourced Acquisition Expenses paid to the Advisor or its Affiliates during the previous calendar year, either (A) the Advisor shall agree to reduce the cap on the Insourced Acquisition Expenses until the next Market Check such that the cap on Insourced Acquisition Expenses does not exceed the projected amount of Acquisition Expenses that would be incurred if substantially similar services with respect to a substantially similar amount of properties were to be provided by a Person other than the Advisor or any of its Affiliates during the subsequent calendar year or (B) the Company may outsource to a Person other than the Advisor or its Affiliate certain services previously provided by the Advisor or its Affiliates until the next Market Check.

8.7
Payment of Fees.  In connection with the Acquisition Fee, Real Estate Commission, Asset Management Fee and Financing Coordination Fee, the Company shall pay such fees to the Advisor in cash or in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. For the purposes of the payment of such fees in Shares, each Share shall be valued at the per share offering price of the Shares in the initial Offering minus the maximum selling commissions and dealer manager fee allowed in the initial Offering.

8.8	Exclusion of Certain Transactions.

(C)
If the Company or the Partnership shall propose to enter into any transaction in which the Advisor, any Affiliate of the Advisor or any of the Advisor’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of disinterested Directors, including a majority of disinterested Independent Directors.

(D)
If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Partnership shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with the internalization transaction.

8.9
Other Services.  Should the Board request that the Advisor or any Affiliate, or any director, officer or employee of any of the foregoing, render services for the Company other than as set forth in this Agreement, such services shall be separately compensated at such rates and in such amounts as are agreed upon by the Advisor or such Affiliate or other Person, on the one hand, and the Board, including a majority of the Independent

Directors, on the other hand, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

8.10	Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.

Article 9
Expenses

9.1
General.  In addition to the compensation paid to the Advisor pursuant to Article 8 hereof, the Company shall pay directly or reimburse the Advisor, as the case may be, for all of the expenses paid or incurred by the Advisor or its Affiliates on behalf of the Company or in connection with the services provided to the Company (including any expenses paid or incurred by third parties engaged by the Advisor to render any portion of such services) pursuant to this Agreement, including, but not limited to:

(A)	All Organization and Offering Expenses; provided, however, that:

(1)
the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount spent by the Company on Organization and Offering Expenses (excluding underwriting and brokerage discounts and commissions) to exceed 1.5% of Gross Proceeds raised in an Offering as of the termination of such Offering; and

(2)
within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent the Company incurred Organization and Offering Expenses (excluding underwriting and brokerage discounts and commissions) exceeding 1.5% of Gross Proceeds raised in such Offering;

(B)
Acquisition Fees and Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company, provided that, notwithstanding anything herein to the contrary, the payment of Acquisition Fees and Acquisition Expenses by the Company shall be subject to the limitations contained in the Articles of Incorporation;

(C)	Third-party due diligence fees of up to 0.5% of the Gross Proceeds as set forth in a detailed and itemized invoice;

(D)
The actual out-of-pocket cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor, including travel, meals and lodging expenses incurred by the Advisor in performing duties associated with the acquisition or origination of Investments;

(E)	Interest and other costs for borrowed money, including discounts, points and other similar fees;

(F)	Taxes and assessments on income or Properties, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;

(G)	Out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Directors;

(H)
Expenses of managing, improving, developing, operating and selling Investments owned, directly or indirectly, by the Company, as well as expenses of other transactions relating to such Investments, including prepayments, maturities and workouts of Loans and other Permitted Investments;

(I)	All out-of-pocket expenses in connection with payments to the Board and meetings of the Board and Stockholders;

(J)
All out-of-pocket expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;

(K)
Personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Article 3 hereof, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives Acquisition Fees or Real Estate Commissions;

(L)
Out-of-pocket expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(M)
Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Board or any committee of the Board;

(N)	Out-of-pocket costs for the Company to comply with all applicable laws, regulations and ordinances;

(O)	Expenses connected with payments of Distributions made or caused to be made by the Company to the Stockholders;

(P)	Expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws; and

(Q)	All other out-of-pocket costs incurred by the Advisor in performing the Advisor’s duties hereunder.

9.2
Timing of and Additional Limitations on Reimbursements.  Commencing upon the earlier to occur of (i) the fifth fiscal quarter after the Company makes its first Investment or (ii) six (6) months after the commencement of the Company’s initial Offering, expenses incurred by the Advisor on behalf of the Company or in connection with the services provided to the Company (including any expenses paid or incurred by third parties engaged by the Advisor to render any portion of such services) and reimbursable pursuant to this Article 9 shall be reimbursed, no less than monthly, to the Advisor in the manner and proportion directed by the Advisor.  The Advisor shall prepare a statement documenting the expenses of the Company during each month and shall deliver such statement to the Company within three (3) business days after the end of each month.

(A)
The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient.  If the Independent Directors do not approve such excess as being so justified, the Advisor shall repay to the Company any Excess Amount paid to the Advisor during a fiscal quarter.  If the Independent Directors determine such excess was justified, then, within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified.  The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board.  All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

(B)
Notwithstanding this Article 9, or any other provision in this Agreement seemingly to the contrary, Advisor, its Affiliates and agents shall not be required to advance for reimbursement (i) any earnest money deposits required in connection with any Investments, (ii) any fees, deposits or other amounts due to any lender or other Person in order to secure and close any financings, (iii) any commissions, fees or other amounts due to any brokers or other Persons in connection with any Investments or to any third parties retained to help source any financings or (iv) any other out-of-pocket pursuit costs incurred to secure, assess and close each Investment, such as legal fees and consultant fees for due diligence activities including, but not limited to building condition and environmental assessments and reports.  Any such amounts shall be funded when due by the Company directly in accordance with the agreement or agreements requiring the payment of such amounts.  The Company’s obligation to fund all such amounts shall apply whether the agreements requiring the payment of such amounts are executed in the name of the Company, the Advisor or any of its Affiliates or agents.

Article 10
Relationship of the Advisor and the Company; Other Activities of the Advisor

10.1    Relationship.  The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or any of its Affiliates; nor shall this Agreement limit or restrict the right of any manager, director, officer, member, partner, employee or equity holder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service.  Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or other similar co-investment arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service. The Advisor shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.

10.2    Time Commitment.  The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement.  The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.

10.3    Investment Opportunities.  The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program in Targeted Assets to the Company that is consistent with the investment policies and objectives of the Company.  So long as the Advisor acts in its capacity under this Agreement, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the acquisition of any investment that is directly competitive with the Company’s strategy, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources (directly or through third parties retained for such purposes) to the Company’s business to discharge its obligations to the Company under this Agreement.  The Advisor may, with respect to any Investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.  If the Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

Article 11
The American Realty Capital and ARC Names

11.1    The American Realty Capital and ARC Names.  The Advisor and its Affiliates have or may have a proprietary interest in the names “American Realty Capital” and “ARC.”  The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “American Realty Capital” and “ARC,” a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the names “American Realty Capital” and “ARC” during the term of this Agreement.  The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “American Realty Capital” or “ARC,” such approval not to be unreasonably withheld or delayed.  Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital” and “ARC” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “American Realty Capital” or “ARC” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates.  At such time, the Company will also make any changes to any trademarks, service marks or other marks necessary to remove any references to any of the names “American Realty Capital” or “ARC.”  Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “American Realty Capital” or “ARC” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company.  Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “American Realty Capital” or “ARC” licensed hereunder or the use thereof (including without limitation as to whether the use of the name “American Realty Capital” or “ARC” will be free from infringement of the intellectual property rights of third parties).  Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “American Realty Capital” or “ARC.”

Article 12
Term and Termination of the Agreement

12.1
Term.  This Agreement shall have an initial term of one year from the date hereof and may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.  The Company (acting through the Independent Directors) will evaluate the performance of the Advisor annually before renewing this Agreement, and each such renewal shall be for a term of no more than one year.  Any such renewal must be approved by a majority of the Independent Directors.

12.2
Termination by Either Party.  This Agreement may be terminated upon 60 days’ written notice without cause or penalty by either the Company (with the consent of a majority of the Independent Directors) or the Advisor.  The provisions of Articles 1, 11, 12, 14 and 15 shall survive termination of this Agreement.  Notwithstanding anything else that may be to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

12.3	Payments to and Duties of the Advisor Upon Termination.

(A)
Amounts Owed.  After the Termination Date, the Advisor shall be entitled to receive from the Company or the Partnership within thirty (30) days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest, if any, in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest, if any, subject to the 2%/25% Guidelines to the extent applicable.

(B)	Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)	pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)
deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)	deliver to the Board all assets, including all Investments, and documents of the Company and the Partnership then in the custody of the Advisor; and

(iv)	cooperate with the Company and the Partnership to provide an orderly management transition.

Article 13
Assignment

This Agreement may be assigned by the Advisor to an Affiliate with the consent of the Independent Directors.  This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board.

Article 14
Indemnification and Limitation of Liability

14.1    Indemnification.  Except as prohibited by the restrictions provided in this Section 14.1, Section 14.2 and Section 14.3, the Company shall indemnify, defend and hold harmless the Advisor, Lincoln and their respective Affiliates, as well as their respective officers, directors, equity holders, members, partners, managers and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder or under any services agreement and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance.  Any indemnification of the Advisor or Lincoln may be made only out of the net assets of the Company and not from Stockholders.
Notwithstanding the foregoing, the Company shall not indemnify the Advisor, Lincoln or their respective Affiliates, or their respective officers, directors, equity holders, members, partners, managers and employees, for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

14.2
Limitation on Indemnification.  Notwithstanding the foregoing, the Company shall not provide for indemnification of the Advisor, Lincoln or their respective Affiliates or of their respective officers, directors, equity holders, members, partners, managers and employees, for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(A)
The Advisor or one of its Affiliates or Lincoln or one of its Affiliates, as applicable, has determined, in good faith that the course of conduct that caused the loss or liability was in the best interests of the Company.

(B)	The Advisor or one of Affiliates or Lincoln or one of its Affiliates, as applicable, was acting on behalf of or performing services for the Company.

(C)	Such liability or loss was not the result of negligence or misconduct by the Advisor or one of its Affiliates or Lincoln or one of its Affiliates, as applicable.

14.2    Limitation on Payment of Expenses.  The Company shall pay or reimburse reasonable legal expenses and other costs incurred by any of the Advisor or its Affiliates or Lincoln or its Affiliates, as applicable, or by any of their respective officers, directors, equity holders, members, partners, managers and employees, in advance of the final disposition of a proceeding.  Such expenses shall be paid with respect to the Advisor or its Affiliates or Lincoln or its Affiliates, as applicable, or any of their respective officers, directors, equity holders, members, partners, managers and employees only if (in addition to any applicable procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) such Person undertakes to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that such Person is not entitled to indemnification.

Article 15
Miscellaneous

15.1    Notices.  Any notice, request, demand, approval, consent, waiver or other communication required or permitted to be given hereunder or to be served upon any of the parties hereto (each a “Notice”) shall be in writing and shall be (a) delivered in person, (b) sent by facsimile transmission (with the original thereof also contemporaneously given by another method specified in this Section 15.1), (c) sent by a nationally-recognized overnight courier service, or (d) sent by certified or registered mail (postage prepaid, return receipt requested), to the address of such party set forth herein.

To the Company:    American Realty Capital – Retail Centers of America, Inc.
405 Park Avenue
New York, New York 10022
Attention: William Kahane, President
Facsimile: (212) 421-5799

With a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention:  Peter Fass, Esq.
Attention:  James Gerkis, Esq.
Facsimile:  (212) 969-2900

To the Advisor:    American Realty Capital Retail Advisor, LLC
405 Park Avenue
New York, New York 10022
Attention: William Kahane, President
Facsimile: (212) 421-5799

With a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention:  Peter Fass, Esq.
Attention:  James Gerkis, Esq.
Facsimile: (212) 969-2900

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 15.1.

15.2
Modification.  This Agreement shall not be amended, supplemented, changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the Company and the Advisor, or their respective successors or permitted assigns.

15.3
Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

15.4
Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, their Affiliates and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person; except with respect to the benefits conferred upon or derived by Lincoln and its Affiliates and their respective successors and assigns under Articles 9, 13 and 14. Lincoln, its Affiliates and their respective successors and assigns shall have all rights, remedies, powers and privileges provided in such Articles and shall have the right to directly seek enforcement of such rights, remedies, powers and privileges under this Agreement. Neither the failure nor any delay on the part of Lincoln, its Affiliates or their respective successors and assigns to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.  Copies of any Notice delivered in accordance with Section 15.1 of this Agreement shall be (a) delivered in person, (b) sent by facsimile transmission, (c) sent by a nationally-recognized overnight courier service, or (d) sent by certified or registered mail (postage prepaid, return receipt requested), to Lincoln at the following address:

Lincoln Retail REIT Services, LLC
2000 McKinney Avenue
Suite 1000
Dallas, Texas 75201
Facsimile:  (214) 740-3313
Attention:  Mr. Robert Dozier
Attention:  Mr. Gregory S. Courtwright

with a copy to:

Greenburg Traurig, LLP
200 Park Avenue
New York, NY 10166
Telephone: (212) 801-9330
Facsimile: (212) 805-9330
Attention:  Judith D. Fryer, Esq.

15.5
Construction.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

15.6
Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

15.7
Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15.8
Gender.  Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

15.9
Titles Not to Affect Interpretation.  The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

15.10
Counterparts.  This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterpart signatures pages or counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

AMERICAN REALTY CAPITAL RETAIL ADVISOR, LLC

By:	American Realty Capital Retail Special Limited Partnership, LLC, Its Member

By:	American Realty Capital IV, LLC,
Its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory